UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 30, 2013 (the “Closing Date”), 4Cable TV Int, closed a voluntary share exchange transaction (the “Exchange Transaction”) with 4Cable TV and the shareholders of 4Cable TV, pursuant to the terms of the Share Exchange Agreement, dated April 4, 2013  (the “Exchange Agreement”). As a result of the Exchange Transaction, the 4Cable TV, Inc. Stockholders acquired 20,900,000 of the issued and outstanding common stock of 4Cable TV International Inc.

The share exchange constitutes a reverse acquisition and is considered to be a capital transaction in substance, rather than a business combination, therefore no goodwill or other intangible assets have been recorded.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of 4Cable Tv International Inc and 4Cable Tv Inc. as of June 30, 2013 as if the merger occurred on June 30, 2013.  The Unaudited Pro Forma Combined Financial Statements of Operations give effect to the merger of 4Cable TV inc. and 4Cable TV International Inc. as if it  took place on the beginning of the first accounting period presented in these pro forma combined financial statements.  These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of 4Cable Tv Inc., which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of 4Cable TV inc. and 4Cable TV International Inc. had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

4Cable TV International, Inc.
Unaudited Proforma Combined Balance Sheet
		June 30, 2013

	4Cable TV
	International,	4Cable TV				Pro Forma
	Inc	Inc			Pro Forma	Combined
	(Unaudited)	(Unaudited)	Note		Adjustments	(Unaudited)
Assets

Current Assets
Cash	-	60			-	60
Accounts receivable	-	29,552				29,552
Advance to 4Cable TV Inc	40,000		2	(a)	(40,000)	-
Inventory	-	167,341				167,341
Prepaid expense and other	690	2,879				3,569
Total Current Assets	40,690	199,832			(40,000)	200,522

Property plant and equipment	-	294,795			-	294,795

Total assets	40,690	494,627			(40,000)	495,317

LIABILITIES and STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	-	48,460			-	48,460
Accrued salary payroll liabilities and taxes	-	64,355				64,355
Other accrued	-	36,822			-	36,822
Advance from 4Cable TV Int.	-	40,000	2	(a)	(40,000)	-
Credit card debt	-	5,634				5,634
Notes payable	-	69,575			-	69,575
Loan payable to related parties	126,195	51,744	2	(b)	(158,151)	19,788
Current portion of LT Debt	-	23,434			-	23,434
Total Current Liabilities	126,195	340,024			(198,151)	268,068

Long Term Liabilities
Capital lease obligations	-	207,794			-	207,794
Notes payable	-	3,226			-	3,226
Total Long Term Liabilities	-	211,020			-	211,020

Total Liabilities	126,195	551,044			(198,151)	479,088

STOCKHOLDERS' DEFICIENCY
Common shares	2,150	25	2	c	42,375	44,550
Additional paid in capital	40,850	229,686	2	(b)	158,151
			2	c	(42,375)
			2	d	(128,505)	257,807
retained earnings / (deficit)		(286,128)				(286,128)
Development stage accum loss	(128,505)	-			128,505	-

Total Stockholders' equity / (deficit)	(85,505)	(56,417)			158,151	16,229

Total Liabilities and Stockholders' Equity/(Deficit)	40,690	494,627			(40,000)	495,317

4Cable TV International, Inc.
Unaudited Proforma Combined Statements of Operations
	For the Year ended December 31, 2011

	4Cable TV
	International,	4Cable TV			Pro Forma
	Inc	Inc		Pro Forma	Combined
	(Unaudited)	(Unaudited)	Note	Adjustments	(Unaudited)

Net Sales	-	397,164		-	397,164
Cost of Sales	-	266,790		-	266,790
		130,374			130,374

Operating costs and expenses

Selling, General and administrative	20,135	138,223		(20,135)	138,223
Research and development	-	35,008		-	35,008
Total Operating Costs and Expenses	20,135	173,231		(20,135)	173,231

Operating income / (loss)	(20,135)	(42,857)		20,135	(42,857)

Interest expense	-	8,178		-	8,178

Income (loss) before income taxes	(20,135)	(51,035)		20,135	(51,035)

Income taxes	-	-		-	-

Net income / (loss)	(20,135)	(51,035)		20,135	(51,035)

NET LOSS PER COMMON SHARE

Basic and diluted	(0.01)	(25.52)		-	(0.00)

WEIGHTED AVERAGE
OUTSTANDING SHARES

Basic and diluted	2,150,000	2,000		-	44,550,000

4Cable TV International, Inc.
Unaudited Proforma Combined Statements of Operations

	For the Year ended December 31, 2012

	4Cable TV			Pro Forma	Pro Forma
	International,	4Cable TV	Note	Adjustments	Combined
	Inc	Inc
	(Unaudited)	(Unaudited)			(Unaudited)

Net Sales	-	632,172		-	632,172
Cost of Sales	-	411,328		-	411,328
	-	220,844		-	220,844

Operating costs and expenses

Selling, General and administrative	18,168	179,076		(18,168)	179,076
Research and development	-	37,407		-	37,407
Total Operating Costs and Expenses	18,168	216,483		(18,168)	216,483

Operating income / (loss)	(18,168)	4,361		18,168	4,361

Interest expense	-	53,702		-	53,702

Income (loss) before income taxes	(18,168)	(49,341		18,168	(49,341)

Income taxes	-	-		-	-

Net income / (loss)	(18,168)	(49,341		18,168	(49,341)

NET LOSS PER COMMON SHARE

Basic and diluted	(0.01)	(22.43		-	0.00

WEIGHTED AVERAGE
OUTSTANDING SHARES

Basic and diluted	2,150,000	2,200		-	44,550,000

4Cable TV International, Inc.
Unaudited Proforma Combined Statements of Operations
	For the Six Months ended June 30, 2013

	4Cable TV
	International,	4Cable TV			Pro Forma
	Inc	Inc		Pro Forma	Combined
	(Unaudited)	(Unaudited)	Note	Adjustments	(Unaudited)

Net Sales	-	476,926		-	476,926
Cost of Sales	-	326,478		-	326,478
	-	150,448		-	150,448

Operating costs and expenses
Selling, General and administrative	14,160	118,452		(14,160)	118,452
Research and development	-	10,039		-	10,039
Total Operating Costs and Expenses	14,160	128,491		(14,160)	128,491

Operating income / (loss)	(14,160)	21,957		14,160	21,957

Interest expense	-	16,678		-	16,678
				-
Income (loss) before income taxes	(14,160)	5,279		14,160	5,279

Income taxes	-	-		-	-

Net income / (loss)	14,160)	5,279		14,160	5,279

NET LOSS PER COMMON SHARE

Basic and diluted	(0.00)	2.14			0.00

WEIGHTED AVERAGE
OUTSTANDING SHARES

Basic and diluted	23,650,000	2,470			44,550,000
			2(b)	(2,470)
			2(b)	20,900,000

4Cable TV International, Inc.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Amounts expressed in US dollars)

1. BASIS OF PREPARATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of 4Cable TV International, Inc and 4Cable TV, Inc. of June 30, 2013 as if the acquisition occurred on June 30, 2013.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of 4Cable TV International, Inc and 4Cable TV Inc. assuming that the reverse acquisition took place on the beginning of the first accounting period presented in these pro forma combined financial statements.

2. PRO FORMA ADJUSTMENTS

a) As part of the acquistion of 4Cable TV though the share purchase agreement, the loans to a related party was considered to be capital contirbutions and the intercompany accounts aree eliminated.

b) Simultaneously with the closing of the Exchange Transaction, the shareholders of 4Cable TV Inc. received 20,900,000 common shares and surrendered their 2,470 shares which were cancelled.